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                                  EXHIBIT 23.1

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                                                                Exhibit 23.1


                          Independent Auditors' Consent

The Board of Directors
First Niagara Financial Group, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-4 of First Niagara Financial Group, Inc. of our report dated February 18, 2002 relating to the consolidated statements of condition of First Niagara Financial Group, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001, annual report on Form 10-K of First Niagara Financial Group, Inc. incorporated by reference herein. We also consent to the reference to our firm under the heading "Experts" and "The Conversion and Related Stock Offering by First Niagara Financial Group, Inc. - Tax Aspects" in the registration statement.

                                  /s/ KPMG LLP

September 20, 2002
Buffalo, New York